UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
 ______________________________________________________________________

Date of Report (Date of earliest event reported): March 13, 2025

Willis Lease Finance Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15369	68-0070656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4700 Lyons Technology Parkway
Coconut Creek, FL 33073
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 349-9989

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.01 par value per share	WLFC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2025, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Willis Lease Finance Corporation (the “Company”) approved the renewal and amendment of the employment agreement between the Company and Charles F. Willis IV. The amended and restated employment agreement (the “A&R Employment Agreement”) provides that Mr. Willis will continue to serve as the Executive Chairman of the Board. The A&R Employment Agreement has an initial term of five years, which term will be automatically renewed for one-year periods unless otherwise terminated by the Company or Mr. Willis. Pursuant to the A&R Employment Agreement, Mr. Willis is entitled to an initial annual base salary of $1,269,000 (retroactive to January 1, 2025) and establishes his target annual bonus opportunity at 150% of his annual base salary.

The A&R Employment Agreement includes provisions substantially similar to those in the prior employment agreement relating to duties, benefits and perquisites, retirement entitlements, severance payments and entitlements payable upon the termination of Mr. Willis’s employment by the Company without Cause (as defined in the A&R Employment Agreement) or by Mr. Willis for Good Reason (as defined in the A&R Employment Agreement), and provisions relating to Mr. Willis’s death or disability. The A&R Employment Agreement includes an additional trigger for a change in control of the Company to cover an unapproved majority change in the composition of the Board not resulting from a corporate transaction otherwise addressed in the existing change in control definition.

In connection with the approval of the A&R Employment Agreement, the Committee approved the grant of restricted stock (the “Sign-On RS Award”) covering a number of shares of the Company’s common stock, par value $0.01 (the “Common Stock”) equal to $8,000,000 divided by the average Fair Market Value (as defined in the Company’s 2021 Incentive Stock Plan (the “Incentive Plan”)) of the Common Stock for the five trading days occurring from March 13, 2025 through March 19, 2025; provided, however, that in no event will the Sign-On RS Award be less than 38,000 shares of Common Stock or more than 55,000 shares of Common Stock. The Sign-On RS Award will be automatically granted on March 19, 2025 (the “Grant Date”). The Sign-On RS Award will be fully vested on the Grant Date.

Additionally, the Committee approved, effective as of the Grant Date, the grant of a non-qualified stock option to purchase up to 231,000 shares of Common Stock (the “Option Award”). The Option Award will vest, subject generally to Mr. Willis’s continued service with the Company, from the Grant Date until the applicable vesting dates, in three equal annual installments on each of the first, second and third anniversaries of the Grant Date, or, if earlier, upon a change in control. The Option Award will have a five-year term, measured from the Grant Date, and will be granted with an exercise price equal to the Fair Market Value of the Common Stock on the Grant Date. The Option Award will be exercisable during the term following vesting, subject to Mr. Willis’s continued service with the Company at the time of exercise; provided, however, if Mr. Willis’s employment with the Company is terminated due to Mr. Willis’s death, disability or resignation for Good Reason or by the Company without Cause, the Option Award will remain exercisable for the shorter of (i) two years following the termination of Mr. Willis’s service with the Company and (ii) the remainder of the term of the Option Award.

The Sign-On RS Award and Option Award will be subject to the terms and conditions of the Incentive Plan and a form of award agreement to be entered into between the Company and Mr. Willis.

The foregoing description of the A&R Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R Employment Agreement, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements & Exhibits.

Exhibit No.	Description
10.1	Amended & Restated Employment Agreement, dated as of March 13, 2025, by and between Registrant and Charles F. Willis IV†
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
† This exhibit is a management contract or a compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized officer.

Dated: March 19, 2025

WILLIS LEASE FINANCE CORPORATION

By:	/s/ Scott B. Flaherty
Scott B. Flaherty
Executive Vice President and Chief Financial Officer

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